Exhibit 10.1

AGM MANAGEMENT, LLC

(a Delaware Limited Liability Company)

AMENDED AND RESTATED OPERATING AGREEMENT

July 10, 2007

AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT of AGM Management, LLC (the “Company”), effective as of July 10, 2007 (this “Agreement”).

BRH Holdings GP, Ltd. (the “Member”) has formed the Company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (the “Delaware Act”) that from and after the date hereof shall be governed by, and operated pursuant to, the terms and provisions of this Agreement.

ACCORDINGLY, the Member agrees as follows:

1. Definitions.

The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings ascribed to them below.

“Affiliates” shall mean, with respect to any Person, (i) who is an individual, the Immediate Family of such Person, (ii) that is an entity, the officers, directors, managers, members, partners or trustees of, or Persons that act in a similar capacity with respect to, such Person, or for which such entity is an officer, director, manager, member, partner or trustee of, or serves in a similar capacity with respect to such Person, and (iii) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. For purposes of this definition, the terms “control,” “controlling,” “controlled by” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, at no time shall the term “Affiliate,” when used with respect to the Company or any of the Members, be deemed to include any Portfolio Company.

“Apollo” means Apollo Global Management, LLC, a Delaware limited liability company.

“Claim” shall mean any threatened, pending, or completed action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative.

“Company” shall have the meaning ascribed to it in the Preamble.

“Covered Business” means, with respect to a particular Company Indemnitee, the Company, any Subsidiary of the Company, any Fund, any Portfolio Company and any other legal entity for which the Company or any of its Subsidiaries has specifically requested (for the benefit of such Company or Subsidiary) that such Company Indemnitee serve as an officer, director, manager, member, partner, trustee, employee or similar capacity.

“Delaware Act” shall have the meaning ascribed to it in the Preamble.

“Disqualifying Conduct” means fraud, willful misconduct or gross negligence (as such legal concept of “gross negligence” is determined in accordance with the internal laws of the State of New York).

“Fund” means any pooled investment vehicle or similar entity sponsored or managed by the Apollo or any of its Subsidiaries.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Investment” shall mean any “Investment” (or similar term describing the results of the deployment of capital) as defined in the governing document of a Fund.

“Law” means, as to any Person, all federal, state, local or foreign laws, statutes, rules, regulations, ordinances, permits, certificates, requirements, regulations, and restrictions of any Governmental Authority applicable to such Person or any of its properties or assets.

“Losses” shall mean all losses, claims, demands, costs, damages, liabilities, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, settlements and other similar amounts.

“Member” has the meaning ascribed to it in the Preamble.

“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Portfolio Companies” means any Person in which any Fund owns an Investment.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

2. Name.

The name of the Company shall be AGM Management, LLC or such other name as the Member may from time to time hereafter designate.

3. Purpose.

The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing.

4. Offices.

(a) The principal office of the Company, and such additional offices as the Member may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Member may designate from time to time.

(b) The Company’s registered office in the State of Delaware is located at 2711 Centreville Road, Suite 400, City of Wilmington, County of New Castle, 19808. The registered agent of the Company at such address is Corporation Service Company.

5. Formation of the Company.

By execution of this Agreement, the Member hereby ratifies, confirms and approves the actions of Kyle Gann as its duly authorized agent in connection with the filing of a certificate of formation (the “Certificate”) with the Secretary of State of the State of Delaware on July 3, 2007 for the purpose of forming the Company under the Delaware Limited Liability Company Act, Del. C.§ 18-101, et seq. (the “Act”). Thereafter, Kyle Gann’s powers as a duly authorized agent ceased and the Authorized Persons (as defined below) became the duly authorized agents to execute and file all certificates required or permitted to be filed with the Secretary of State of the State of Delaware (and any amendments and/or restatements thereof).

6. Management of the Company; Officers; Formation.

(a) Subject to the delegation of rights and powers provided for herein, the Member shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company, and is authorized to execute any document on behalf of the Company in all cases consistent with this Agreement and the Member’s Articles of Association, in each case as in effect from time to time.

(b) The Member may from time to time appoint such officers of the Company, to hold such positions and with such powers, as the Member from time to time shall deem necessary or desirable.

(c) All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the Member or an officer of the Company.

(d) An officer shall execute, deliver and file any amendments to and/or restatements of the Certificate and any other certificates (and any amendments to and/or restatements thereof) permitted or required to be filed with the Secretary of State of the State of Delaware. An officer shall execute, deliver and file or cause the execution, delivery and filing of any certificates, applications, instruments and other documents (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

7. Officers.

The principal officers of the Company shall be appointed from time to time by the Member. Any two or more offices may be held by the same person. Initially, the persons set forth on Exhibit A hereto shall hold the offices set forth opposite their name, until their successors shall have been duly appointed, with such duties and responsibilities as set forth beneath their respective title on Exhibit B hereto.

8. Administrative Authority.

(a) For purposes of this Agreement, each officer of the Company is hereby designated as an authorized person (each, an “Authorized Person”) within the meaning of the Act.

(b) Each Authorized Person and each of Tom Doria, Michael Gullace and Tony Tortorelli be, and each hereby is, authorized, empowered and directed to open bank accounts on behalf of the Company in such banks, and designate the persons authorized to sign checks, notes, drafts, bills of exchange, acceptances, undertakings or orders for payment of money from funds of the Company (or of such other entities) on deposit in such accounts, as may be deemed by such Authorized Person to be necessary, appropriate or otherwise in the best interest of the Company.

(c) Each Authorized Person and each of Tom Doria, Michael Gullace and Tony Tortorelli be, and each hereby is, authorized, empowered and directed to execute any form of required resolution necessary to open any such bank accounts, such resolutions being hereby incorporated into this resolution by reference and duly approved and affirmed hereby.

9. Capital Contribution.

No capital contribution has yet been made to the Company. The Member shall not be obligated to make any further capital contributions to the Company but may, in its sole discretion, make additional capital contributions to the Company from time to time. Any and all capital contributions to the Company may be made by the Member in the form of cash or other assets. Schedule I shall be amended from time to time by the Secretary to reflect the actual amounts of capital contributions made by the Members to the Company.

10. Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated in a manner determined by the Member.

11. Distributions.

Distributions of cash or property shall be made at such times and in such amounts as determined by the Member.

12. Dissolution.

(a) Subject to the provisions of Section 12(b), the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

(i) the determination of the Member to dissolve the Company; or

(ii) the withdrawal of the Member or the occurrence of any other event causing a dissolution of the Company under Section 18-801 of the Delaware Act.

(b) Upon dissolution of the Company, the Company’s affairs shall be promptly wound up. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Member, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

13. Administrative Matters.

(a) The Member is the sole member of the Company. Accordingly, the Company shall be disregarded for federal income tax purposes and the assets and liabilities and items of income and gain and loss and deduction shall be treated as the assets and liabilities and items of income and gain and loss and deduction of the Member.

(b) Unless otherwise determined by the Member, the fiscal year of the Company shall be the calendar year.

14. Admission of Additional Members.

One or more additional members of the Company may be admitted to the Company with the consent of the Member.

15. Limitation on Liability; Indemnification.

(a) To the fullest extent permitted by applicable Law, the Member, officers, and other agents of the Company (and their respective heirs and legal representatives) (each, a “Company Indemnitee”) will be held harmless and be indemnified by the Company for all Losses suffered by virtue of any acts or omissions or alleged acts or omissions arising out of such Company Indemnitee’s activities in connection with the establishment, management or operations of any Covered Business, unless such Losses were determined by a final non-appealable judgment of a court of competent jurisdiction to have been caused by the Company Indemnitee’s Disqualifying Conduct. The Member may designate in writing additional Persons as Indemnitees hereunder. Any Person entitled to indemnification from the Company hereunder shall first seek recovery under any other indemnity or any insurance policies by which such Person is indemnified or covered, as the case may be, but only to the extent that the indemnitor with respect to such indemnity or the insurer with respect to such insurance policy provides (or acknowledges its obligation to provide) such indemnity or coverage on a timely basis, as the case may be. A Company Indemnitee shall obtain the written consent of the Member (which consent shall not be unreasonably withheld or delayed) prior to entering into any compromise or settlement which would result in an obligation of the Company to indemnify such Person. The Member may have the Company purchase, at the Company’s expense, insurance to insure the Company, any other Company Indemnitee or any other Person against liability in connection with the activities of the Company and its Subsidiaries.

(b) Losses incurred by a Company Indemnitee in defending any Claim subject to Section 15(a) shall, upon delivery by the Company Indemnitee of a written invoice specifying the Losses incurred by the Company Indemnitee, be advanced by the Company prior to the final disposition of such Claim at times and in a manner to pay any Losses reflected on such invoice; provided that such Company Indemnitee shall provide to the Company a written undertaking to repay such advances if there is a final determination that such Company Indemnitee was not entitled to indemnification.

(c) Any indemnification provided pursuant to this Section 15 shall be satisfied solely out of the Assets of the Company, as an expense of the Company, and no Member shall be subject to personal liability by reason of the indemnification provisions set forth in this Section 15. Any right to indemnification under this Section 15 shall survive the termination or dissolution of the Company, and in any such event the Member shall set aside in reserve Assets in an amount reasonably determined by the Member so as to reasonably provide for Claims arising under this Section 15.

(d) The rights set forth in this Section 15 are for the benefit of the Company Indemnitees and shall not be deemed to create any other rights for the benefit of any other Person. The rights of Company Indemnitees under this Section 15 shall continue after the termination of the Company Indemnitee’s relationship with the Company with respect to those acts performed or not performed prior to such date of termination. The right of any Company Indemnitee to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Company Indemnitee may otherwise be entitled by contract or as a matter of Law or equity and shall extend to such Company Indemnitee’s successors and legal representatives.

(e) To the fullest extent permitted by applicable Law, no Company Indemnitee shall be liable to the Company or to the Member for any Losses sustained or incurred as a result of any act or omission of such Company Indemnitee if (i) the act or failure to act of such Company Indemnitee was in good faith, and (ii) the conduct of such Company Indemnitee did not constitute Disqualifying Conduct. No Company Indemnitee shall, to the fullest extent allowed by Law, be liable to the Member or the Company for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent, if selected or engaged or monitored by such Company Indemnitee, shall have been selected, engaged or retained or monitored by such Company Indemnitee with reasonable care. A Company Indemnitee may consult with reputable legal counsel, accountants, consultants or other advisors in respect of the affairs of the Company and its Subsidiaries and the Portfolio Companies and, except in respect of matters in which there is an alleged conflict of interest in respect of such legal counsel, accountants, consultants or other advisors, shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel, accountants, consultants or other advisors. In determining whether a Company Indemnitee acted in good faith and with the requisite degree of care, the Company Indemnitee shall be entitled to rely on reports and written statements of the directors, officers, employees, and other representatives of a Portfolio Company unless the Person to be exculpated hereby had reason to believe that such reports or statements were not true and complete. For the purposes of this Section 15(e), the directors, officers, employees, and other representatives of a Portfolio Company (and such Portfolio Company itself) shall not, solely by virtue of a Fund holding an Investment in such Portfolio Company, be deemed to be Affiliates of the Company Indemnitee.

(f) All references in this Section 15 to any Member of the Company shall be deemed for all purposes to include (i) in the case of any Member which is a corporation, the directors, officers, employees and shareholders of such corporation, (ii) in the case of any Member which is a trust, the trustees and beneficiaries of such trust, and (iii) in the case of any Member which is a partnership or limited liability company, the partners or members (as applicable), employees and officers of such entity.

(g) It is the express intention of the parties hereto that the provisions of this Section 15 for the indemnification of Company Indemnitees who are not Members may be relied upon by such Company Indemnitees and may be enforced by such Company Indemnitees against the Company as if such Company Indemnitees were parties hereto.

(h) To the extent that a Member or the officers, principals, managers, employees, partners, members, agents, attorneys, registered representatives and other Affiliates of the Company (each, a “Responsible Party”) has, under applicable Law or in equity, duties (including fiduciary duties) to the Company, the Member or other Person bound by the terms of this Agreement, such Responsible Parties acting in accordance with this Agreement shall not be liable to the Company, the Member or any such other Person for its good faith reliance on the terms of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties of a Responsible Party otherwise existing under applicable Law or in equity, are agreed by all parties hereto to replace such other duties to the greatest extent permitted under applicable Law.

(i) Whenever a Responsible Party is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing: (a) in his discretion, under a similar grant of authority or latitude, or without an express standard of behavior (including, without limitation, standards such as “reasonable” or “good faith”), then such Responsible Party shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever, or (b) with an express standard of behavior (including, without limitation, standards such as “reasonable” or “good faith”), then such Responsible Party shall comply with such express standard but shall not be subject to any other, different, or additional standard imposed by applicable Law.

(j) The Member agrees and acknowledges that the Company and its Subsidiaries (and the Persons making decisions on behalf of the Company and its Subsidiaries) will regularly take, or omit to take, various actions with respect to Investments (including, without limitation, deciding (i) at what price to sell an Investment, (ii) at what price to issue additional securities of a Portfolio Company, (iii) whether to modify the terms applicable to an Investment or the rights of a Fund with respect to an Investment or a Portfolio Company, and (iv) whether or not to change management of a Portfolio Company), which actions may have a dilutive or direct or indirect adverse effect on the Company or its Subsidiaries or all or some of the Member and/or former Members. The fact that any act or omission taken by any of them has such direct or indirect adverse effect shall not constitute evidence from which it can be inferred that such act or omission was taken or suffered in violation of any standards or duties, including duties of good faith or fair dealing, except to the extent such act or omission constitutes Disqualifying Conduct by them.

16. Severability.

If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

17. Entire Agreement; Amendment.

(a) This Agreement and the other writings referred to herein contain the entire agreement with respect to the subject matter hereof and supersede all prior agreements and understandings with respect thereto.

(b) Except as otherwise provided in this Agreement or the Delaware Act, this Agreement may be amended only by the written consent of the Members to such effect.

18. Governing Law; Jurisdiction.

(a) The law of the State of Delaware, without regard to its conflicts of law principles, shall govern the validity of this Agreement, the construction and interpretation of its terms, the organization and internal affairs of the Company and the limited liability of any managers, Member(s) and other owners.

(b) Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the Court of Chancery of the State of Delaware, and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

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IN WITNESS WHEREOF, the undersigned, as sole member of the Company, has duly executed this Operating Agreement as of the date first written above.

BRH HOLDINGS GP, LTD.

By:	/s/ John J. Suydam
John J. Suydam Vice President

EXHIBIT A

Officers

Leon Black	President
Barry Giarraputo	Chief Financial Officer, Vice President
Joshua Harris	Vice President
Marc Rowan	Vice President
John Suydam	Vice President and Secretary
Jessica Lomm	Assistant Secretary
Laurie Medley	Assistant Secretary
Patricia Navis	Assistant Secretary

EXHIBIT B

OFFICER DUTIES & RESPONSIBILITIES

President. The President shall be the chief executive officer of the Company and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. he shall have general supervision, direction and control of the business of the Company. Unless the Member authorizes the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the Company, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested to by the signature of the Secretary or an Assistant Secretary or an Assistant Controller.

Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Member. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Member), shall perform the duties and have the powers of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Member may from time to time prescribe.

Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the Members, and all other notices required by law, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President or any Member. He shall record all the proceedings of the meetings of the Member in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by any Member or the President. He shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the Member or the President, and attest the same.

Assistant Secretaries. Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Member.

SCHEDULE I

Member	Membership Interest	Capital Contribution
BRH Holdings GP, Ltd.	100%	$1.00